SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             RAVEN INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                             RAVEN INDUSTRIES, INC.

                               205 East 6th Street
                                  P.O. Box 5107
                      Sioux Falls, South Dakota 57117-5107
 ------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 26, 1999

  -----------------------------------------------------------------------------

         TO THE SHAREHOLDERS OF RAVEN INDUSTRIES, INC.

         Please take notice that the Annual Meeting of Shareholders (the "Meeting") of Raven Industries, Inc. (the "Company") will be held, pursuant to due call by the Board of Directors of the Company, at the Sheraton Sioux Falls, 1211 N. West Avenue, Sioux Falls, South Dakota, on Wednesday, May 26, 1999 at 9:00 a.m. (C.D.T.) or any adjournments or postponements thereof, for the following purposes:

                  1.  To elect seven directors;

                  2. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

                  Pursuant to due action of the Board of Directors, shareholders of record on April 14, 1999 will be entitled to vote at the Meeting or any adjournments or postponements thereof.

                  A PROXY FOR THE MEETING IS ENCLOSED HEREWITH. YOU ARE REQUESTED TO FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.


                                            By Order of the Board of Directors

                                            Raven Industries, Inc.



                                            Thomas Iacarella
                                            Secretary

         April 26, 1999

                                 PROXY STATEMENT
                                       of
                             RAVEN INDUSTRIES, INC.
                                205 E. 6th Street
                                  P.O. Box 5107
                      Sioux Falls, South Dakota 57117-5107

                    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                  MAY 26, 1999

                                     GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Raven Industries, Inc. (the "Company") to be used at the Annual Meeting (the "Meeting") of Shareholders of the Company, which is to be held on Wednesday, May 26, 1999 at 9:00 a.m. (C.D.T.) at the Sheraton Sioux Falls, 1211 N. West Avenue, Sioux Falls, South Dakota, or at any adjournments or postponements thereof. The approximate date on which this Proxy Statement and accompanying proxy were first sent or given to shareholders was April 26, 1999. Each shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing or in open meeting or by such shareholder giving a valid proxy bearing a later date. Presence at the meeting by a shareholder who has signed a proxy does not alone revoke the proxy. Only shareholders of record at the close of business on April 14, 1999 will be entitled to vote at the Meeting or any adjournments or postponements thereof.

                          VOTING SECURITIES AND PROXIES

         The Company has outstanding only one class of voting securities, Common Stock, $1.00 par value, of which 4,641,686 shares were outstanding as of the close of business on the record date, April 14, 1999. Shareholders representing at least 50 percent of the shares of Common Stock outstanding and entitled to vote must be present in person or represented by proxy in order to constitute a quorum to conduct business at the Meeting. Each shareholder has cumulative voting rights in the election of directors and is, therefore, entitled to (i) give one nominee a number of votes equal to the number of directors to be elected (which is seven) multiplied by the number of votes to which such shareholder is entitled, or (ii) distribute the same number of votes among as many nominees as he deems advisable. Where cumulative voting is exercised, there shall be deemed elected the candidates receiving the most votes for the places to be filled by such election. If cumulative voting is exercised, shares of a shareholder who either abstains, votes to withhold authority to vote for the nominees named below or who does not otherwise vote in person or by proxy (including broker-nominees) will not be counted for the election of directors. If no shareholder exercises its right to cumulate votes, then directors will be elected by the affirmative vote of a majority of shares of Common Stock represented at the meeting and eligible to vote. For this purpose, a shareholder who abstains with respect to the election of a director is considered to be present and entitled to vote on the election of a director at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of a director shall not be considered present and entitled to vote on the election of a director.

         Discretionary authority to cumulate votes is being solicited by the Board of Directors. Unless otherwise directed by a shareholder, the proxies named in the accompanying proxy card may elect to cumulate votes cast pursuant to a proxy by casting all such votes for one nominee or by distributing such votes among as many nominees as they deem desirable. If a shareholder desires to restrict the proxies named in the accompanying proxy card in casting votes for certain nominees, the shareholder should give such direction on the proxy card. On all matters other than the election of directors, each share of Common Stock is entitled to one vote.

                            OWNERSHIP OF COMMON STOCK

         The following table sets forth as of April 14, 1999 certain information with respect to the beneficial ownership of the Company's Common Stock by (i) any person known by the Company to be the owner, of record or beneficially, of more than 5% of the Company's outstanding Common Stock, (ii) each of the executive officers, directors and nominees for election to the Company's Board of Directors, and (iii) all executive officers and directors as a group.

NAME                                        SHARES
OF BENEFICIAL                               BENEFICIALLY           PERCENT OF
OWNER                                       OWNED                  CLASS
-------------                               ------------           -----------
Anthony W. Bour                               7,000                      *

David A. Christensen                        222,211(1)                 4.8

Gary L. Conradi                              41,304(2)                   *

Thomas Iacarella                              8,250(3)                   *

Ronald M. Moquist                           108,355(4)                 2.3

Thomas S. Everist                               500                      *

Mark E. Griffin                              36,676(5)                   *

Conrad J. Hoigaard                           74,043                    1.6

Kevin T. Kirby                               51,800                    1.1

John C. Skoglund                             30,141(6)                   *

Dimensional Fund Advisors Inc.              270,000(7)                 5.8
1299 Ocean Avenue
Santa Monica, CA  90401

Fenimore Asset Management, Inc.             889,653(8)                19.2
118 N. Grand Street
Cobleskill, NY  12043

T. Rowe Price Associates, Inc.              417,000(9)                 9.0
100 E. Pratt Street
Baltimore, MD  21202

All executive officers, directors &
nominees as a group (10 persons)            580,280(10)               12.5

--------------------------------------
* Less than 1%

         (1) Includes options to purchase 37,500 shares exercisable within 60 days of the record date. Also includes 42,022 shares owned by his wife, as to which he disclaims beneficial ownership. Does not include 137,509 shares held by Smith Barney Corporate Trust, as a trustee for the Company's Employee Profit Sharing Retirement Plan.

         (2) Includes options to purchase 8,250 shares exercisable within 60 days of record date. Also includes 100 shares held by spouse.

         (3) Includes options to purchase 3,750 shares exercisable within 60 days of record date.

         (4) Includes options to purchase 18,750 shares exercisable within 60 days of record date. Also includes 21,000 shares held by spouse.

         (5) Includes 28,333 shares held by John E. Griffin Trust of which Mark
E. Griffin is co-trustee and 1,359 shares held as custodian for a minor child.

         (6) Includes 5,409 shares owned by spouse, as to which he disclaims beneficial ownership.

         (7) Data obtained from shareholder's most recent Schedule 13G filing with the Securities & Exchange Commission (SEC).

         (8) Data obtained from shareholder's most recent Schedule 13G filing with the SEC.

         (9) Data obtained from shareholder's most recent Schedule 13G filing with the SEC. The shareholder stated in that filing that: "These securities are owned by various individual and institutional investors, including T. Rowe Price Small Capital Value Fund, Inc. (which owns 350,000 shares, representing 7.5% of the shares outstanding, which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities."

         (10) Includes options to purchase 68,250 shares exercisable within 60 days of the record date. Also includes 68,531 shares held by spouses of officers and directors, as to which beneficial ownership is disclaimed.

                              ELECTION OF DIRECTORS

         Seven directors are to be elected at the meeting, each director to hold the office until the next Annual Meeting of Shareholders, or until his successor is elected and qualified. All of the nominees listed below are now serving as directors and all of the nominees have consented, if elected, to serve as directors. The Board of Directors proposes for election the nominees listed below:

                                    PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
NAME AND AGE                        PAST FIVE YEARS AND DIRECTORSHIPS                                                   DIRECTOR
OF NOMINEE                          IN PUBLIC COMPANIES                                                                 SINCE
---------------                     ------------------------------------------------                                    --------
Anthony W. Bour (61)                Broker Associate, Commercial Real Estate, Hegg Companies,                           1995
                                    Sioux Falls, SD.   Former President, Starmark, Inc., Sioux Falls, SD,
                                    Director, U.S. Bank of South Dakota.

David A. Christensen (64)           President and Chief Executive Officer of the Company                                1971
                                    since April 1971.  Director of Northern States Power Co.,
                                    Minneapolis, MN, Medcomp Software, Inc., Colorado Springs, CO,
                                    and Wells Fargo & Co., San Francisco, CA,  the latter
                                    of which provides borrowings to the Company,
                                    the terms of which management considers competitive
                                    with other sources generally available to the Company.
                                    The largest amount of such borrowings outstanding during
                                    the year ended January 31, 1999, was $7,060,000 and
                                    $5,500,000 remained outstanding on January 31, 1999.

Thomas S. Everist (49)              President & Chief Executive Officer of L.G. Everist, Inc., Sioux                    1996
                                    Falls, SD, since 1987.  Director of MDU Resources, Bismarck,
                                    ND, Director of Power Plant Aggregates, Inc., Sioux City, IA,
                                    Director of Standard Ready Mix, Inc., Sioux City, IA, Director of
                                    Spencer Quarries, Inc., Spencer, SD.

Mark E. Griffin (48)                President and Chief Executive Officer of Lewis Drugs, Inc., Sioux                   1987
                                    Falls, SD since November 11, 1986, where he previously served as Executive Vice President.  President & CEO of Griffson Realty Company,
                                    Fredin Assoc. & G.E.F. Assoc., Sioux Falls, SD.

Conrad J. Hoigaard (62)(1)          Chairman of the Board of the Company and President                                  1976
                                    and Chairman of the Board of Hoigaard's Inc. (a retail
                                    business), Minneapolis, MN.

Kevin T. Kirby (44)                 President of Kirby Investment Corp., Sioux Falls, SD, since                         1989
                                    1992.  Director of H.F. Financial Corp. & Home Federal Savings
                                    Bank, Sioux Falls, SD.  Executive V. P. and Treasurer of Western Surety
                                    Company, 1979-1992.

John C. Skoglund (66)(1)            Chairman of the Board of Skoglund Communications, Inc.,                             1978
                                    Minneapolis, MN.

(1) Mr. Hoigaard & Mr. Skoglund are first cousins.


All shares represented by proxies will be voted FOR the election of the foregoing nominees; provided, however, that if any such nominee should withdraw or otherwise become unavailable for reasons not presently known, such shares may be voted for another person in place of such nominee in accordance with the best judgement of the persons named in the proxies.

                             EXECUTIVE COMPENSATION

         The following table ("Summary Compensation Table") sets forth the cash and non-cash compensation earned for each of the last three fiscal years by the President and Chief Executive Officer of the Company and each of the executive officers of the Company:



                           SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                         LONG -TERM
                                                                                         COMPENSATION
                                                                                         ------------
                                                                                         AWARDS
                                                                                         ------------
                                                 ANNUAL COMPENSATION                     SECURITIES       ALL  OTHER
                                    ----------------------------------------------       UNDERLYING       COMPENSATION(2)
NAME & PRINCIPAL           YEAR     SALARY ($)    BONUS ($)    OTHER ANNUAL (1)          OPTIONS (#)      ($)
POSITION (a)               (b)        (c)           (d)       COMPENSATION ($) (e)       AWARDS (g)       (i)

------------------------------------------------------------------------------------------------------------------------------------

David A. Christensen       1999      338,600        40,632        188,025                   10,000           11,425
President & Chief          1998      328,700        39,444        157,670                   15,000           19,373
Executive Officer          1997      316,000        99,569        142,172                   15,000           26,133

Gary L. Conradi            1999      102,500         6,150         47,528                    3,000            3,261
Vice President             1998       98,500         5,910         43,648                    4,000            5,363
Corporate Services         1997       94,700        18,769         36,392                    4,000            6,244

Thomas Iacarella(3)        1999       94,500         7,565         29,362                    3,000            3,038
Vice President-Finance
Secretary & Treasurer

Ronald M. Moquist          1999      170,300        17,030         70,158                    5,000            5,261
Executive Vice             1998      165,300         4,991         55,123                    7,500            8,647
President                  1997      159,000        25,850         51,849                    7,500           10,807

(1)      Other Annual Compensation - column (e) ($)



                                                     1999                      1998             1997
                                                     ----                      ----             ----

David A. Christensen
--------------------
Tax reimbursement on stock option exercise.          105,000                  72,844            62,125
Life insurance premiums.                              21,642                  21,642            21,642
Company provided auto.                                15,848                  15,951            16,500
Other taxable fringe benefits.                        11,453                  12,412             9,046
Tax reimbursement  on taxable fringe benefits.        34,082                  34,821            32,859
                                                     -------                 -------           -------
                                                     188,025                 157,670           142,172
                                                     =======                 =======           =======

Gary L. Conradi
---------------
Tax reimbursement on stock option exercise.           21,000                  14,569            12,425
Life insurance premiums.                               8,200                   8,200             8,200
Other taxable fringe benefits.                         9,720                   9,974             7,990
Tax reimbursement on taxable fringe benefits.          8,608                  10,905             7,777
                                                     -------                 -------           -------
                                                      47,528                  43,648            36,392
                                                     =======                 =======           =======

Thomas Iacarella
----------------
Tax reimbursement on stock option exercise.           10,500
Life insurance premiums.                               4,130
Other taxable fringe benefits.                         8,705
Tax reimbursement on taxable fringe benefits.          6,027
                                                     -------
                                                      29,362
                                                     =======

Ronald M. Moquist
------------------
Tax reimbursement on stock option exercise.           52,500                  36,422            31,062
Life insurance premiums.                               6,995                   6,995             6,995
Other taxable fringe benefits.                         4,050                   4,029             5,259
Tax reimbursement on taxable fringe benefits.          6,613                   7,667             8,533
                                                     -------                 -------           -------
                                                      70,158                  55,123            51,849
                                                     =======                 =======           =======


(2) Represents the Company's contribution to the individual's account in the Company's Profit Sharing Plan.

(3) Mr. Iacarella was named Vice President - Finance, Secretary & Treasurer on August 1, 1998. Compensation information in the table includes the entire fiscal year.

         The following table sets forth information regarding the stock options that were granted during fiscal 1999 to the executive officers named in the Summary Compensation Table and the potential realizable value of such options if the value of the Company's Common Stock appreciated during the term of such options at assumed rates of growth:

                 STOCK OPTIONS GRANTED FISCAL YEAR ENDED 1/31/99

                                                                                                  POTENTIAL REALIZABLE VALUE
                                                                                                  AT ASSUMED ANNUAL RATES OF
                                                                                                 STOCK PRICE APPRECIATION FOR
                                             % OF TOTAL OPTIONS                                         OPTION TERM(2)
                           OPTIONS          GRANTED TO EMPLOYEES   EXERCISE       EXPIRATION  -----------------------------------
NAME                       GRANTED(#)(1)           IN FY         PRICE ($/SH)         DATE            5%($)            10%($)
-----------------------------------------------------------------------------------------------------------------------------

David A. Christensen         10,000                 21.6            15.875          10-27-03         43,860            96,918
Gary L. Conradi               3,000                  6.5            15.875          10-27-03         13,158            29,076
Thomas Iacarella              3,000                  6.5            15.875          10-27-03         13,158            29,076
Ronald M. Moquist             5,000                 10.8            15.875          10-27-03         21,930            48,459

      (1) All options granted expire after five years and may be exercised at the rate of 25% per year after one year from the date of grant. The option price may be paid in cash or by delivery of shares of the Company's common stock valued at the market price on the date of the option exercise. In connection with the exercise of non-qualified stock options, the Company pays a reimbursement cash bonus of 35% of the exercise price of the option to assist in payment of income taxes payable by the employee as a result of the option exercise. The plan also allows for the payment of withholding taxes on the exercise of non-qualified stock options through the surrender of shares of the Company's common stock at market value.

      (2) Amounts for the executives shown in these columns have been derived by multiplying the exercise price by the annual appreciation rate shown (compounded for the term of the options), multiplying the result by the number of shares covered by the options, and subtracting the aggregate exercise price of the options. The dollar amounts set forth under this heading are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

      The following table shows the stock options that were exercised during fiscal 1999 by the executive officers named in the Summary Compensation Table, the value realized by them as a result of exercising options, the number of unexercised options at the end of fiscal 1999 and the value of unexercised in-the-money options at the end of fiscal 1999:

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUE

                                                                NUMBER OF                      VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS                 IN-THE-MONEY OPTIONS
                           SHARES                               AT FY END                           AT FY END
                         ACQUIRED ON      VALUE        -----------------------------      ------------------------------
NAME                     EXERCISE (#)   REALIZED ($)   EXERCISABLE     UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------

David A. Christensen        15,000       32,813          37,500           32,500                 0             1,250
Gary L. Conradi              3,000       (6,563)          8,250            8,750                 0               375
Thomas Iacarella             1,500        3,281           3,750            5,250                 0               375
Ronald M. Moquist            7,500       16,406          18,750           16,250                 0               625

         The graph below compares the cumulative total shareholder return on the Company's Common Stock over the last five years with the total return of the Russell 2000, the S&P 500 and the S&P group of diversified manufacturers.

Total Return on $100 Investment Assuming Reinvestment of Dividends

                              [PLOT POINTS GRAPH]

Source: S&P Compustat         Base year = 100:    1/31/94

      Company Name            Jan-94    Jan-95    Jan-96    Jan-97    Jan-98    Jan-99
      ------------            ------    ------    ------    ------    ------    ------
RAVEN INDUSTRIES INC          100.00     95.59    100.49    120.39    123.99     90.74
RUSSELL 2000                  100.00     93.99    122.14    145.28    171.54    172.12
MANUFACTURING (DIVERS)-500    100.00     99.97    146.53    193.98    227.66    269.55
S&P-500                       100.00    100.52    139.33    175.94    223.26    295.79

        The Company has chosen the Russell 2000 Index of small - capitalization stocks to compare its total return to, rather than the S&P 500.

         These smaller stocks more closely match the market capitalization of the company than those in the S&P 500. Comparison to the S&P 500 will be dropped next year. The Company will, however, continue to compare its total return to the S&P's diversified manufacturers index.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Decisions on compensation of the Company's executives since October 21, 1992 have been made by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee director. All decisions by this Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors. Pursuant to recently adopted rules designed to enhance disclosure of companies' policies toward executive compensation, set forth below is a report prepared by the Compensation Committee addressing the Company's, and its subsidiaries', compensation policies for the fiscal year ended January 31, 1999, as they affected the Company's executive officers.

         The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual goals, reward above average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. The Committee has retained the services of an independent compensation consultant for the purpose of reviewing compensation policies and making recommendations to the Committee.

         The Committee compared the entire compensation program with companies of comparable size in similar industries. Although the Company's program fell within the low to medium range for each individual executive, the committee believes that the Company's compensation program is sufficiently competitive to retain competent personnel. Comparisons were made with companies which are not necessarily included in the performance graph above. The above graph is based on broad industry averages while the compensation program was compared to a relatively limited number of specific companies to which the Company relates in size or industry type.

         There are three elements in the Company's executive compensation program, all determined by individual and corporate performance.

         o  Base salary compensation
         o  Annual incentive compensation
         o  Stock options

         Base salary compensation, while largely subjective, is determined by the potential impact the individual has on the Company, the skills and experience required by the job, and the performance and potential of the incumbent in the job.

         Annual incentive compensation for executives of the Company is based primarily on corporate operating earnings. For the fiscal year ended January 31, 1999, operating earnings were targeted at a minimum level of $7.8 million and maximized at $9.0 million after providing for all incentive payments. Mr. Christensen had the potential of earning up to 48% of his base salary as incentive compensation based on the company achieving operating earnings of $9.0 million. The incentive based on operating earnings begins at $7.8 million, with no incentive paid until this level has been reached. The incentive payment based on earnings is calculated in proportion to the ratio of earnings exceeding the minimum target level to the total range used for the calculations. For example, if earnings totaled $8.4 million, 50% of the incentive payment based on earnings would have been paid under the plan. Based on expense control targets established by the Compensation Committee, Mr. Christensen could also earn up to 12% of his base salary.

         Other executives under the plan could have earned from 32% of base salary up to 40% of base salary based on the same criteria as Mr. Christensen for operating earnings. They also had other specific incentives for achieving individual goals set by the Committee which allowed incentive payments ranging from 6% to 10% of base salary.

         No incentive compensation is awarded unless the minimum levels of performance are met. The Committee has not made any adjustment to predetermined formulas nor has it made any provision for discretionary adjustment or awards of compensation. The criteria and basis for incentive compensation described above is similar to that used in each of the three years for which executive compensation is disclosed.

         Awards of stock options under the Stock Option Plan are designed to promote the identity of long-term interests between the Company's executives and its shareholders and assist in the retention of executives. The Stock Option Plan also permits the Committee to grant stock options to key personnel. Options become exercisable based upon criteria established by the Compensation Committee. Awards of options are generally granted on the same criteria as base salaries are determined without regard to prior year awards.

         Based on recommendations of the Compensation Committee, the Board of Directors in fiscal 1999 granted stock options to officers and key employees. While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's common stock at any particular point in time, the decision as to whether such value will be realized in any particular year is primarily determined by each individual executive and not by the Compensation Committee.

         The fiscal 1999 base cash compensation of Mr. Christensen was $338,600 which represented a 3.0% increase from his fiscal 1998 annual base salary. Annual incentive payments for each year are based on achieving earnings targets as described above (80% of the maximum incentive payment), and maintaining corporate administrative costs at a certain ratio of total sales. The maximum total annual incentive payment is 60% of base compensation. No subjective factors are used in determining annual incentive payments for Mr. Christensen or the other executives.

         Submitted by the Compensation Committee of the Company's Board of
Directors:

         Mark E. Griffin         Conrad J. Hoigaard         John C. Skoglund

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS

         Each of Messrs. Christensen, Conradi, Iacarella and Moquist (the "Executives") has entered into an employment agreement with the Company (collectively, the "Employment Agreements"). These Employment Agreements can be terminated upon 30 days notice. The Employment Agreements provide that the Executives are entitled to participate in all employee benefit plans and fringe benefit programs maintained by the company for its executive officers. In the event of death or other termination of employment without "cause" (as defined in the Employment Agreements) during the term of the Employment Agreements, each Executive who has reached specified retirement criteria is entitled to continuation of certain benefits. These benefits will be "grossed-up" to cover anticipated income taxes payable by the Executive on the benefits.

         Each Executive has also entered into a Change in Control Agreement with the Company (collectively, the "Control Agreements"). The Control Agreements contain provisions designed to encourage the Executives to carry out their employment duties in the event of a change of control (as defined below). Such provisions state that, if the Executive's employment is terminated by the Company or the Executive within two years after the change in control, the Executive will receive a severance payment in an amount of twice his annual salary and incentive payment, and certain other benefits. These payments will be "grossed-up" to cover anticipated income and excise taxes.

         A "change in control" is deemed to occur when and if (i) any person becomes the "beneficial owner" of at least 30% of the Company's stock or (ii) a majority of the Board of Directors become individuals other than "Incumbent Members" (as defined in the Control Agreements).

PROPOSALS OF SHAREHOLDERS

         Any stockholder who desires to submit a proposal for action by the stockholders at the next annual meeting must submit such proposal in writing to David A. Christensen, President & CEO, Raven Industries, Inc., P.O. Box 5107, Sioux Falls, South Dakota 57117, by December 29, 1999. Due to the complexity of the respective rights of the stockholders and the Company in this area, any stockholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

         On May 21, 1998, the SEC adopted an amendment to Rule 14a-4, as progmulgated under the Securities and Exchange Act of 1934. The amendment to 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which the stockholder has not sought to include in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

         With respect to the Company's fiscal 2000 Annual Meeting of stockholders, if the Company is not provided notice of a stockholder proposal which the stockholder has not previously sought to include in the Company's proxy statement by December 29, 1999, the management proxies will be allowed to use their discretionary authority as outlined above.

OTHER MATTERS

         BOARD OF DIRECTORS AND COMMITTEES. The Board of Directors held six meetings during the last fiscal year. The Company has an Audit Committee and Compensation Committee, in addition to its Executive Committee. Directors who are not full-time employees of the Company are paid an annual retainer fee of $6,600, a fee of $1,200 per meeting (other than telephonic meetings) and $600 per telephonic meeting. Committee members will receive $600 per meeting attended. The Chairman of the Board receives compensation at the rate of $1,000 per month in addition to the annual retainer fee of $6,600.

         The Company's Audit Committee, which consisted of Messrs. Kirby, Everist and Bour, had two meetings during the fiscal year ended January 31, 1999. The Audit Committee recommended to the full Board the engagement of independent accountants, reviewed the audit plan and results of the audit engagement, reviewed the independence of the auditors, and reviewed the adequacy of the Company's system of internal accounting controls.

         The Compensation Committee, which consists of Messrs. Hoigaard, Skoglund and Griffin, had three meetings during the fiscal year ended January 31, 1999. The Compensation Committee reviewed the Company's remuneration policies and practices, and made recommendations to the Board in connection with all compensation matters affecting the Company.

         No member of the Compensation Committee of the Board of Directors was an officer, former officer or associate of the Company or its subsidiaries during fiscal 1999. No executive officer of the Company served as a member of the Compensation Committee or Board of Directors of another entity in which one of whose executive officers served on the Company's Compensation Committee or Board of Directors during fiscal 1999.

         INDEPENDENT AUDITORS. The Board of Directors selected the firm of PricewaterhouseCoopers LLP as auditors to the Company for the year ended January 31, 1999. PricewaterhouseCoopers LLP, independent certified public accountants, have audited the Company's financial statements for the past 38 years. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

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


         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and Nasdaq. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5's were required, the Company believes that during the year ended January 31, 1999 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

         SOLICITATION. The Company will bear the cost of preparing, assembling and mailing the proxy, Proxy Statement, Annual Report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company, without extra compensation, may solicit proxies personally, by telephone, by telegram or by special letter.

         The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matter that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intention of the persons named in the enclosed proxies to vote the proxy in accordance with their best judgment.




                                    By Order of the Board of Directors




                                    Raven Industries, Inc.
                                    Thomas Iacarella, Secretary








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